		Number	S-04
	POLICY AND PROCEDURE	Effective Date	08-01-01
	MANUAL	Superseded Date
Title:	Severance Benefits	Page	1 of 6
Exhibit Number

Approved:	/s/ Edward G. Guthrie	August 1, 2001

	Executive Vice President — Finance	Date

Approved:	/s/ Bruce A. Streeter	August 1, 2001

	President & COO	Date

		Number	S-04
	POLICY AND PROCEDURE	Effective Date	08-01-01
	MANUAL	Superseded Date
Title:	Severance Benefits	Page	2 of 6
Exhibit Number
A.	SCOPE

This policy shall apply to all departments, divisions and operating subsidiaries of GulfMark Offshore, Inc., hereinafter referred to as (“the Company”).

B.	POLICY

It is the policy of the Company to grant severance pay to terminated or laid off employees under certain circumstances in order to provide them with an income for a specified period of time while seeking other employment.

C.	ELIGIBILITY
1.	An employee will be eligible for severance payment if permanently laid-off or terminated because of:
a.	A reduction in the Company’s work force.

b.	Elimination of the job or position.

c.	An insufficient aptitude for continued employment not attributable to any willful cause.

d.	A sale (or merger) of all or part of the Company, or in connection with a change in control of the Company.
2.	An employee will not be eligible for severance payment if he or she:
a.	Leaves the Company voluntarily.

b.	Is terminated for cause.

c.	Retires from the Company.

		Number	S-04
	POLICY AND PROCEDURE	Effective Date	08-01-01
	MANUAL	Superseded Date
Title:	Severance Benefits	Page	3 of 6
Exhibit Number
D.	SEVERANCE PAY
1.	General

All salaried employees without employment contracts who are laid off will receive severance pay based on years of continuous service.

Note: Years of continuous service, for the purposes of this policy will be rounded to the nearest whole year. Examples: 2 years and 5 months of service = 2 years; 2 years and 6 completed months of service = 3 years.

2.	Reduction in Force

When an employee is laid off due to a reduction in work force, severance pay benefits will be paid as follows:
a. Notification pay: If advance notification is not possible, two weeks of pay in lieu of notice will be paid in addition to severance pay outlined below.
b. Severance pay. Employees receive two weeks of pay per year of service, with a minimum of four weeks up to a maximum of 26 weeks. The maximum amount of severance payment for any employee may not exceed two times an employee’s annual compensation during the year immediately preceding employment termination.
3.	Sale, Merger, or Change of Control
If, in connection with a sale (or merger) of all of part of the Company, an employee accepts an offer of (or continues) employment with the purchasing (or surviving) entity that is substantially equivalent to his/her current position with the Company immediately prior to the sale (or merger), he/she will not be eligible

		Number	S-04
	POLICY AND PROCEDURE	Effective Date	08-01-01
	MANUAL	Superseded Date
Title:	Severance Benefits	Page	4 of 6
Exhibit Number
for severance pay. However, if within nine months following any such sale (or merger) or a change of control of the Company, an employee is terminated for any reason other than resignation or for cause, the employee will be entitled to benefits defined herein and severance pay as follows:
a. Notification pay: If an advance notification is not possible, four weeks of pay in lieu of notice will be paid in addition to severance pay as outlined below.
b. Severance pay: Employees receive three weeks of pay per year of service, with a minimum number of weeks commensurate with their employment category and a maximum of fifty-two weeks. The amount of severance pay is reduced by payments, if any, mandated by employment laws of the employee’s country of residence or assignment as applicable. The following categories apply for purposes of this policy:
Category 1: (Minimum of 36 weeks)
Manager — Singapore / Liverpool / Norway
Technical Manager
Operations Manager
Accounts Manager
Chartering Manager
Human Resources Manager
Corporate Controller
Category II: (Minimum of 24 weeks)
Operations Superintendent
Assistant Corporate Controller
Division Controller
Office Manager — Singapore
Purchasing Manager
Category III: (Minimum of 8 weeks)
All other salaried personnel

		Number	S-04
	POLICY AND PROCEDURE	Effective Date	08-01-01
	MANUAL	Superseded Date
Title:	Severance Benefits	Page	5 of 6
Exhibit Number
Change of Control: means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than Permitted Holders unless immediately following such sale, lease, exchange or other transfer in compliance with the Indenture such assets are owned, directly or indirectly, by the company or a Wholly Owned Restricted Subsidiary of the Company; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not Company of any plan or proposal for the liquidation or dissolution of the company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Securities of the Company by any Person or Group, other than Permitted Holders, that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of the Company’s then outstanding voting securities entitled to vote on a regular basis for the board of directors of the Company, or (b) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company’s board of directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; (iv) the first day on which a majority of the members of the company’s board of directors are not Continuing Directors.

		Number	S-04
	POLICY AND PROCEDURE	Effective Date	08-01-01
	MANUAL	Superseded Date
Title:	Severance Benefits	Page	6 of 6
Exhibit Number
E.	OUTPLACEMENT SERVICES

Outplacement services will be provided by the Company for employees who have been laid off at the discretion of the President or the Executive Vice President — Finance, as appropriate,

F.	VACATION PAY

Employees who have been laid off will receive pay for vacation earned but not taken, explained in the Vacation Policy (V-01).

G.	METHOD OF PAYMENT

Employees who have been laid off will receive severance and vacation pay in a lump sum on the last day worked. Payments will be subject to regular withholding taxes. Payments are not contingent directly or indirectly on an employees’ retirement.

H.	BENEFIT CONTINUATION

Medical and Basic Life coverage will continue for 90 days after the date of termination.

Dental, Supplemental Life, AD&D and LTD coverages, if any, will cease on the date of termination. Service credit for Savings Plans will cease on the date of termination.

The Corporate Office — Payroll will contact employees who are vested in applicable pension benefits, if any. Participants in the Savings Plan will receive instructions for final distributions.

I.	RESPONSIBILITIES

The Corporate Office — Payroll is responsible for conducting a layoff and documenting all layoff transactions.